Exhibit 10.3

AMENDMENT NUMBER 1

TO

THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NUMBER 1 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into effective as of January 1, 2004, except as otherwise noted, by and among Nelson C. Rising (the “Executive”) and Catellus Development Corporation, a Delaware corporation (“Catellus”), Catellus Operating Limited Partnership, a Delaware limited partnership (“Operating Partnership”), which is the successor to Catellus Development Corporation, a Delaware Corporation merged into Operating Partnership on December 1, 2003 (“Former Catellus”) and Catellus Commercial Development Corporation, a Delaware corporation (“CCDC”);

WITNESSETH THAT:

WHEREAS, Former Catellus and the Executive entered into that certain Third Amended and Restated Employment Agreement (the “Employment Agreement”) as of December 24, 2001;

WHEREAS, effective December 1, 2003, Former Catellus merged with and into Operating Partnership, and all of the rights and obligations of Former Catellus, including its rights and obligations under the Employment Agreement, became rights and obligations of Operating Partnership by operation of law; and

WHEREAS, the Operating Partnership, Catellus, CCDC and the Executive desire to amend the Employment Agreement to reflect that the Executive is now employed by Catellus and CCDC and to incorporate the change in the Executive’s annual maximum bonus opportunity for 2004 and subsequent years.

NOW, THEREFORE, in consideration of the mutual agreements set forth below, Operating Partnership, Catellus, CCDC and Executive hereby agree that the Employment Agreement is amended as follows:

1. Company. Effective as of December 1, 2003, and except as otherwise provided herein, the term “Company” as it is used throughout the Employment Agreement shall mean both Catellus and CCDC.

2. Board. Effective as of December 1, 2003, and except as otherwise provided herein, the term “Board” as it is used throughout the Employment Agreement shall mean the Board of Directors of Catellus.

3. Catellus. Effective as of December 1, 2003, the Employment Agreement is amended by changing certain phrases as follows: “Chairman and Chief Executive Officer of the Company” shall be changed to “Chairman and Chief Executive Officer of Catellus”; “Chairman of the Board of the Company” shall be changed to “Chairman of the Board of Catellus”; “Change of Control of the Company” shall be changed to “Change of Control of Catellus”; and “the Company’s Common Stock” shall be changed to “Catellus Common Stock.”

4. Bonus. Paragraph 2(b) is amended (a) by changing the annual maximum bonus opportunity from “250% of the Executive’s then Salary” to “187.5% of the Executive’s then Salary” and (b) by changing the word “Board” each time it appears therein to the phrase “Compensation and Benefits Committee of the Board.”

5. Constructive Discharge. Paragraph 3(d)(ii)(1) is amended (a) by changing the phrase “in which the Company is not the surviving entity” to the phrase “in which Catellus is not the surviving entity” and (b) by changing the phrase “the successor entity to the Company” to “the successor entity to Catellus.”

6. Constructive Discharge. Paragraph 3(d)(ii)(6) is amended by changing the proviso to read as follows:

“provided that nothing herein shall limit or affect the authority and discretion of the Compensation and Benefits Committee of the Board to determine the actual bonus award earned by the Executive based upon its evaluation of the Executive’s performance during the applicable year.”

7. Constructive Discharge. Paragraph 3(d)(ii)(8) is amended by changing the phrase “common stock of the Company” to “common stock of Catellus.”

8. Severance Payment. The first sentence of Paragraph 4(c) is amended in its entirety to read as follows:

“If the Date of Termination occurs under the circumstances described in paragraph 3(a) (relating to the Executive’s death), paragraph 3(b) (relating to Executive’s being Disabled), paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then, in addition to the amounts payable in accordance with paragraph 4(a), the Company shall pay the Executive, in monthly payments over a period of 24 months from the Date of Termination, a monthly amount equal to one twenty-fourth (1/24th) of that multiple of the Executive’s “Average Salary and Bonus” set forth below:

(i)	if the Executive’s Date of Termination is prior to January 1, 2005, the multiple shall be 2.0;

(ii)	if the Executive’s Date of Termination is after December 31, 2004 but prior to January 1, 2006, the multiple shall be 2.13;

(iii)	if the Executive’s Date of Termination is after December 31, 2005 but prior to January 1, 2007, the multiple shall be 2.27; and

(iv)	if the Executive’s Date of Termination is after December 31, 2006, the multiple shall be 2.4.

9. Stock Options, Restricted Stock and Other Equity Awards upon Termination in the Event of Death, Disability, Constrictive Discharge or Termination Without Cause. The last two sentences of Paragraph 4(c) are amended to read as follows:

“In addition, any stock options, restricted stock, restricted stock units and other equity awards held by Executive shall become immediately vested upon such termination of employment, and the Executive shall be entitled to accelerated supplemental retirement benefit credits as set forth in Exhibit B. The Company’s obligation to make payments, accelerate the vesting of the Executive’s stock options, restricted stock, restricted stock units and other equity awards and accelerate retirement benefit credits under this paragraph 4(c) and Exhibit B shall cease immediately upon the breach by the Executive of the provisions of paragraph 7 or paragraph 8.”

10. Definition of “Change of Control.” Paragraph 10(c) is amended (a) by changing the term “Company” and the phrase “the Company” each time they appear therein to “Catellus” and (b) by adding the phrase “or other entity” between the phrases “or any corporation” and “controlled by Catellus” in clause (ii) of paragraph 10(c)(i).

11. Arbitration of All Disputes. Paragraph 19 is amended by deleting the words “and non-appealable” in the first sentence thereof and by deleting the following sentence:

“The arbitrator shall not be authorized to award punitive damages with respect to any claim, disputes or controversy.”

12. Cost of Enforcement. Paragraph 20 is amended by adding the following phrase to the end thereof:

“to the extent provided by statute or otherwise consistent with or provided by California law.”

13. Guaranty by Operating Partnership. A new Paragraph 27 is added to read as follows:

“27. Guaranty by Operating Partnership. The Operating Partnership absolutely, irrevocably and unconditionally guarantees the full and punctual payment of all sums of salary, bonus, expenses, fees and any other amounts payable under this Agreement. The Operating Partnership’s obligations under this guaranty are continuing and unconditional and shall terminate only upon termination of the Agreement by either party and full and complete payment and performance of all guaranteed obligations as of the date of such termination. The Operating Partnership’s guaranty applies to, inures to the benefit of, and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns.”

14. Exhibit C to the Employment Agreement is amended by changing the phrase “‘contingent upon a change in the ownership or control’ of the Company” in the first sentence thereof to “‘contingent upon a change in the ownership or control’ of Catellus.”

IN WITNESS WHEREOF, the Executive has hereto set his hand, and each of Catellus, COLP and CCDC has caused these presents to be executed in its name and on its behalf, as of the date first written above.

CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation				CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership
By:	/s/ Richard D. Farman
	Richard D. Farman			By:	Catellus Development Corporation, a
	Lead Independent Director				Delaware corporation, its general partner

By:	/s/ William M. Kahane				By:	/s/ Richard D. Farman
	William M. Kahane					Richard D. Farman
	Chairman of the Compensation and Benefits Committee of the Board of Directors					Lead Independent Director

					By:	/s/ William M. Kahane
William M. Kahane
Chairman of the Compensation and Benefits Committee of the Board of Directors

CATELLUS COMMERCIAL DEVELOPMENT CORPORATION				EXECUTIVE

By:	Catellus Operating Limited Partnership, a Delaware limited partnership, its sole stockholder			/s/ Nelson C. Rising Nelson C. Rising

	By:	Catellus Development Corporation, a Delaware corporation, its general partner

		By:	/s/ Richard D. Farman
Richard D. Farman
Lead Independent Director

		By:	/s/ William M. Kahane
William M. Kahane
Chairman of the Compensation and Benefits Committee of the Board of Directors

4